Exhibit 2.2

Delaware The First State Page 1 I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “FUNDRISE INCOME EREIT VI, LLC”, CHANGING ITS NAME FROM "FUNDRISE INCOME EREIT VI, LLC" TO "FUNDRISE EREIT XIV, LLC", FILED IN THIS OFFICE ON THE TWENTY-FIRST DAY OF SEPTEMBER, A.D. 2020, AT 7:31 O`CLOCK P.M. 7452076 8100Authentication: 203705011 SR# 20207393838Date: 09-22-20 You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware Secretary of State Division of Corporatoi ns Delivered 07:31 PM 09/21/2020 FILED 07:31 PM 09/21/2020 SR 20207393838-File Number 7452076STATE OF DELAWARE CERTIFICATE OF AMENDMENT Name of Limited Liability Company: Fundrise Income eREIT VI, LLC The name of the limited liability company is hereby amended to Fundrise eREIT xrv, LLC. IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 21stday of SeptemberA.D. 2020 By: , ,.......,. ..._ 'L-='-------A Person(s) Name:Brandon Jenkins, COO Print or Type DE084-05/26/2020 Wollen; Kluwer Online